Exhibit 99.1

KULR Technology Group’s CEO Interviewed By Proactive Investors Group

CAMPBELL, Calif., May 21, 2020 – Michael Mo, CEO and Co-Founder of KULR Technology Group, Inc. (OTCQB: KULR), a technology company specializing in products and services for thermal management and battery safety, was recently interviewed by the Proactive Investors Group, an international financial media company. In the interviews, Mr. Mo provides an overview of KULR's robust product pipeline and increasing customer base, an update on the global rollout of its passive propagation resistant (PPR) solutions, and discusses the Company's ongoing innovation to combat the coronavirus pandemic using its space technology.

The written and video interviews are now live and can be accessed via the following links:

https://www.proactiveinvestors.com/companies/news/919936/kulr-technology-innovates-to-combat-coronavirus-pandemic-with-space-technology-919936.html

https://www.youtube.com/watch?v=U2Cr819IK3w

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR), through its wholly-owned subsidiary KULR Technology Corporation ("KULR"), develops and commercializes high-performance space-used thermal management technologies for electronics, batteries, and other components across an array of applications such as electric vehicles and autonomous driving (collectively as E-Mobility), AI/Cloud computing, energy storage, and 5G communication technologies.  KULR's proprietary, core technology is a carbon fiber material with roots in aerospace and defense that provides superior thermal conductivity and heat dissipation in an ultra-lightweight and pliable material.  By leveraging this break-through cooling solution and its longstanding development partnerships with NASA, the Jet Propulsion Lab and others, KULR makes E-Mobility and other products safer and cooler. https://www.kulrtechnology.com

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Keith Pinder

Landon Capital

Main: (404) 995-6671

kpinder@landoncapital.net

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

derek.newton@kulrtechnology.com